Exhibit 11

WESTAMERICA BANCORPORATION
Computation of Earnings Per Share on Common and
Common Equivalent Shares and on Common Shares
Assuming Full Dilution
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                                                        For the three
                                                        months ended
                                                          June 30,
(In thousands, except per share data)                 1999          1998
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Weighted average number of common
  shares outstanding - basic                        39,046        42,607

Add exercise of options
  reduced by the number of
  shares that could have
  been purchased with the
  proceeds of such exercise                            628           728

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Weighted average number of common
  shares outstanding - diluted                      39,674        43,335
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Net income                                         $18,869       $18,102

Basic earnings per share                             $0.48         $0.42

Diluted earnings per share                           $0.48         $0.42

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                                                          For the six
                                                          months ended
                                                            June 30,
(In thousands, except per share data)                 1999          1998
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Weighted average number of common
  shares outstanding - basic                        39,337        42,673

Add exercise of options
  reduced by the number of
  shares that could have
  been purchased with the
  proceeds of such exercise                            634           773

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Weighted average number of common
  shares outstanding - diluted                      39,971        43,446
=========================================================================

Net income                                         $37,273       $36,198

Basic earnings per share                             $0.95         $0.85

Diluted earnings per share                           $0.93         $0.83
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